UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2010

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-152760 (1933 Act)	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas
76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Effective January 8, 2010, United Development Funding IV, a Maryland real estate investment trust (“UDF IV”) entered into a Loan Participation Agreement (the “Participation Agreement”) with United Development Funding III, LP, a Delaware limited partnership (“UDF III”), pursuant to which UDF IV purchased a participation interest in a finished lot loan (the “Loan”) from UDF III, as the lender, to Buffington Land, Ltd., a Texas limited partnership and Len-Buf Land Acquisitions of Texas, L.P., a Texas limited partnership, as co-borrowers (collectively, “Buffington”).  The Loan is evidenced and secured by a first lien deed of trust recorded against approximately 67 finished residential lots in the Bridges at Bear Creek residential subdivision in the City of Austin, Travis County, Texas, a promissory note, assignments of certain lot sale contracts and earnest money, and other loan documents.

Pursuant to the Participation Agreement, UDF IV is entitled to receive repayment of 94.74163% of the $5,007,144 outstanding principal amount of the Loan, plus its proportionate share of accrued interest thereon (the “Participation Interest”).  The purchase price for the Participation Interest is $4,743,850.  UDF IV has no obligations to advance funds to Buffington under the Loan or to increase its Participation Interest in the Loan.  The interest rate under the Loan is the lower of 14% or the highest rate allowed by law.  UDF IV’s Participation Interest is repaid as Buffington repays the Loan.  Buffington is required to pay interest monthly and to repay a portion of principal upon the sale of residential lots covered by the deed of trust.  The Loan is due in payable in full on June 30, 2011.  United Mortgage Trust, a Maryland real estate investment trust (“UMT”), also owns a participation interest in the Loan.

UDF III will continue to manage and control the Loan.  Pursuant to the Participation Agreement, UDF IV has appointed UDF III as its agent to act on its behalf with respect to all aspects of the Loan, including the control and management of the Loan and the enforcement of rights and remedies available to the lender under the Loan.

UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is UDF IV’s advisor and is responsible for managing UDF IV’s affairs on a day-to-day basis. UMTH GS also serves as the advisor for UMT.  UMTH GS has engaged UMTH Land Development, L.P., a Delaware limited partnership (UMTH LD), as UDF IV’s asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD.  UDF IV’s and UDF III’s investment and finance activates are overseen by UMTH LD.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "can" "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "seek," "estimate," "continue," "plan," "point to," "project," "predict," "could," "intend," "target," "potential," and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Prospectus, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: January 14, 2010	By:	/s/ Hollis M. Greenlaw
Name: Hollis M. Greenlaw
Title: Chief Executive Officer